EXHIBIT 10.19

HealthStream, Inc.

Board of Directors

Compensation Committee

2021 Provider Solutions Cash Incentive Bonus Plan

For the Business Segment President

Overview:

Pursuant to the HealthStream, Inc. 2016 Omnibus Incentive Plan, the Compensation Committee (the “Committee”) of the Board of Directors of HealthStream, Inc. (the “Company”) hereby establishes this Amended 2021 Provider Solutions Cash Incentive Bonus Plan for the Business Segment President (the “Plan”).  The Plan is a cash-based, short-term incentive portion of the Company’s Provider Solutions segment (the “Business Unit”) incentive compensation structure for the president (“President”) of the Business Unit.  The purpose of the Plan is to specify appropriate opportunities to earn a cash bonus with respect to the (i) Business Unit’s 2021 fiscal year performance and/or (ii) the Company’s overall 2021 fiscal year performance, each in order to reward the President for the Business Unit’s and/or the Company’s financial performance during fiscal year 2021 and to further align his interest with those of the shareholders of the Company.

Definitions:

•	Provider Solutions Actual Adjusted EBITDA before bonuses – The Business Unit’s Adjusted EBITDA achieved in fiscal 2021, excluding bonuses.

•	Enterprise Actual Adjusted EBITDA before bonuses – The Company’s Adjusted EBITDA achieved in fiscal 2021, excluding bonuses.

•	Annual Bonus – The annual bonus paid to President after the Committee determines the applicable financial measure has been achieved.

•	Provider Solutions Incremental Adjusted EBITDA – Provider Solutions Actual Adjusted EBITDA before bonuses less Provider Solutions Target Adjusted EBITDA.

•	Enterprise Incremental Adjusted EBITDA – Enterprise Actual Adjusted EBITDA before bonuses less Enterprise Target Adjusted EBITDA.

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Provider Solutions Adjusted EBITDA – The Business Unit’s Adjusted EBITDA for the 2021 fiscal year shall be determined by the Business Unit’s performance as a component of the Enterprise Adjusted EBITDA, provided the following expenses are excluded from the calculation of Provider Solutions Adjusted EBITDA: for acquisitions and divestitures within or directly impacting the Business Unit, (i) acquisition and divestiture expenses incurred within the calendar year to the extent such expenses are in excess of the amount originally allocated to such purpose in the

Company’s 2021 budget and (ii) EBITDA (profit/loss) from acquisitions and divestitures consummated during the calendar year (the “Provider Solutions Excluded Expenses”).  The Committee has the negative discretion to include the Provider Solutions Excluded Expenses in the calculation of Provider Solutions Adjusted EBITDA.

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Enterprise Adjusted EBITDA - The Company’s Adjusted EBITDA for the 2021 fiscal year calculated as set forth in the “Reconciliation of Non-GAAP Financial Measures” in the Company’s annual filing under Form 10-K and as updated under subsequent quarterly filings under Form 10-Q or the Company’s quarterly earnings releases filed under Forms 8-K, provided the following  are excluded from the calculation of Adjusted EBITDA: (i) acquisition and divestiture expenses incurred within the calendar year to the extent such expenses are in excess of the amount originally allocated to such purpose in the Company’s 2021 budget; and (ii) EBITDA (profit/loss) from acquisitions and divestitures consummated during the calendar year(collectively, the “Excluded Expenses”).  The Committee has the negative discretion to include the Excluded Expenses in the calculation of Enterprise Adjusted EBITDA.

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Provider Solutions Target Adjusted EBITDA – Provider Solutions Adjusted EBITDA for the 2021 fiscal year in an amount established by the Committee by resolution within the first 90 days of the Company’s 2021 fiscal year.

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Enterprise Target Adjusted EBITDA – Enterprise Adjusted EBITDA for the 2021 fiscal year in an amount established by the Committee by resolution within the first 90 days of the Company’s 2021 fiscal year.

2021 Financial Measure and Plan Principles:

1.	The financial measures for 2021 are Provider Solutions and/or Enterprise Adjusted EBITDA – Provider Solutions and/or Enterprise Adjusted EBITA will be the financial measure for 2021.

2.

The Annual Bonus is funded by Provider Solutions and/or Enterprise Incremental Adjusted EBITDA – The Annual Bonus will be earned from an amount of Provider Solutions and/or Enterprise Incremental Adjusted EBITDA.

The Plan

Eligibility

One individual is eligible for participation in the Plan:

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President – The maximum Annual Bonus the President shall be eligible to receive under the Plan shall be an amount equal to 40 percent of the President’s base salary, with that 40% being comprised as follows:  32% from Provider Solutions Incremental Adjusted EBITDA and 8% from Enterprise Incremental Adjusted EBITDA. Therefore, 80% of the President’s Annual Bonus is based on achieving and exceeding Provider Solutions Target Adjusted EBITDA and the other 20% is based on achieving and exceeding Enterprise Target Adjusted EBITDA.

•	Employment Requirements – Participants in the Plan who were employed with the Company through December 31, 2021 shall be eligible to receive bonus payments, if any, under the Plan regardless of whether such employees are employed on the date such payments are actually made.  Notwithstanding the foregoing, in the case of death or disability, the participant’s pro rata share from January 1, 2021 through the date of participant’s death or disability shall be awarded.

Payout

Payouts under the Plan shall be determined as follows:

1.

Provider Solutions Incremental Adjusted EBITDA will be determined by subtracting the Provider Solutions Target Adjusted EBITDA from Actual Adjusted EBITDA before bonuses.  The Provider Solutions Incremental Adjusted EBITDA will then be multiplied by 32% for the President.

2.

Enterprise Incremental Adjusted EBITDA will be determined by subtracting the Enterprise Target Adjusted EBITDA from Enterprise Actual Adjusted EBITDA before bonuses.  The Enterprise Incremental Adjusted EBITDA will then be multiplied by 8% for the President.

3.	Any such Annual Bonus made to the President pursuant to the Plan shall be payable at such time as bonuses are paid generally to executive officers of the Company.